Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Second Quarter 2026 Financial Results

Declares Third Quarter 2026 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in September

MISSION WOODS, Kansas, August 5, 2026 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the second quarter ended June 30, 2026.

Financial and Operating Highlights

•
Total investment income of $27.3 million for the second quarter of 2026, compared to $31.7 million for the prior year period
•
Net investment income of $12.0 million or $0.39 per share for the second quarter of 2026, compared to $13.8 million or $0.43 per share for the prior year period
•
Net asset value of $13.21 per share as of June 30, 2026, compared to $13.30 per share as of March 31, 2026
•
Total net realized and unrealized losses of $3.6 million for the second quarter of 2026, compared to losses of $6.7 million for the second quarter of 2025
•
As of June 30, 2026, total assets were $1.1 billion and total net assets were $406.2 million
•
Debt-to-equity as of June 30, 2026 was 1.71x, compared to 1.70x as of March 31, 2026
•
Paid cash distributions to stockholders totaling $0.39 per share for the second quarter of 2026
•
Declared a third quarter regular base dividend distribution of $0.36 per share, payable on October 13, 2026, to stockholders of record as of September 25, 2026. In accordance with our dividend policy, we expect to announce a supplemental dividend in September
•
In the second quarter, we had only $373.7 thousand of recurring payment-in-kind interest income, or 1.37% of total investment income

“Palmer Square Capital BDC increased and extended our share repurchase program during the second quarter and took proactive steps to improve our liability structure and lower our cost of capital, which we believe will position PSBD to generate greater earnings power beginning in the fourth quarter and continuing into 2027,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “Despite a complex operating environment, we have continued to selectively deploy capital across both the broadly syndicated loan market and private credit, leveraging the breadth of our platform's capabilities across credit markets. Supported by disciplined underwriting, a differentiated investment strategy, and thoughtful capital allocation, we believe PSBD remains well positioned to deliver long-term value for shareholders."

$ in thousands, except per share data	For the Quarter Ended
	6/30/26	3/31/26	6/30/25
Financial Highlights
Net Investment Income Per Share[1]	$0.39	$0.35	$0.43
Net Investment Income	$12,041	$11,037	$13,842
NAV Per Share	$13.21	$13.30	$15.68
Dividends Earned Per Share[2]	$0.39	$0.37	$0.42

	6/30/26	3/31/26	6/30/25
Portfolio Highlights
Total Fair Value of Investments	$1,113,377	$1,154,637	$1,279,793
Number of Industries	45	44	39
Number of Portfolio Companies	206	214	206
Portfolio Yield[3]	11.95%	11.73%	10.10%
Senior Secured Loan[4]	96%	96%	96%
Investments on Non-Accrual[5]	0.29%	0.00%	0.19%
Total Return[6]	3.11%	(7.22)%	1.85%
Debt-to-Equity	1.71x	1.70x	1.51x

1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value. As of June 30, 2026, there were two portfolio companies on non-accrual status, which represented approximately 0.29% of the total investments at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of June 30, 2026, we had 282 investments in 206 portfolio companies with an aggregate fair value of approximately $1.1 billion. Based on a total fair value of $1.1 billion, including short term investments, the portfolio consisted of approximately 87.3% first lien senior secured debt investments, 5.3% second lien senior secured debt investments, 3.6% short-term investments, 2.5% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.6% corporate bond investments, and 0.7% equity investments.

As of June 30, 2026, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the second quarter, approximately 99.7% of the portfolio at fair value was income producing. There were two portfolio companies on non-accrual status. As of June 30, 2026, the weighted average total yield to maturity of debt and income producing securities at fair value was 11.95%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.43%. For the second quarter of 2026, the principal amount of new investments funded was $72.4 million which included 21 investments at an average value of approximately $3.3 million. For this period, the Company had $109.8 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of June 30, 2026, the Company had $2.4 million in cash and cash equivalents and approximately $696.5 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $331.0 million compared to $21.5 million of unfunded investment commitments as of June 30, 2026.

Recent Developments

On July 15, 2026, the Company completed the refinancing of a $300 million term debt securitization of Palmer Square BDC CLO 1, Ltd. (the “Issuer”), a wholly owned indirect subsidiary of the Company (the “CLO Reset Transaction”). The notes offered in the CLO Reset Transaction were issued by the Issuer, and consist of (i) $228.00 million of AAA Class A-R Notes due 2039, which bear interest at the forward-looking term rate based on the secured overnight financing rate plus 1.27%; and (ii) $72.00 million of AA Class B-R

Notes due 2039, which bear interest at Term SOFR plus 1.75%. See Note 13 “Subsequent Events” to the consolidated financial statements for a full description of the CLO Reset Transaction.

On July 1, 2026, PSBD reduced the amount of aggregate commitments to $350 million from $525 million under its Bank of America credit facility.

On August 5, 2026, PSBD’s Board of Directors announced that it had declared a third quarter regular base dividend distribution of $0.36 per share, payable on October 13, 2026, to stockholders of record as of September 25, 2026. We expect to announce an additional quarterly supplemental dividend distribution for the third quarter of 2026 in September.

Earnings Conference Call

The Company will host a conference call on Wednesday, August 5, 2026, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

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United States: +1 (888) 596-4144
•
International: +1 (646) 968-2525
•
Event Plus Entry Passcode: 1949101#
•
Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Six Months Ended June 30,
	2026	2025
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$14.85	$16.50

Results of Operations:
Net Investment Income(1)	0.74	0.82
Net Realized and Unrealized Gain (Loss) on Investments(4)	(1.62)	(0.83)
Net Increase (Decrease) in Net Assets Resulting from Operations	(0.88)	(0.01)

Distributions to Common Stockholders
Distributions from Net Investment Income	(0.76)	(0.81)
Net Decrease in Net Assets Resulting from Distributions	(0.76)	(0.81)

Net Asset Value, End of Period	$13.21	$15.68

Shares Outstanding, End of Period	30,743,081	32,218,966

Ratio/Supplemental Data
Net assets, end of period	$406,153,530	$505,213,440
Weighted-average shares outstanding	31,093,997	32,475,330
Total Return(3)	(4.33)%	0.78%
Portfolio turnover	16%	15%
Ratio of operating expenses to average net assets without waiver(2)	14.17%	13.85%
Ratio of operating expenses to average net assets with waiver(2)	14.17%	13.85%
Ratio of net investment income (loss) to average net assets without waiver(2)	10.74%	10.25%
Ratio of net investment income (loss) to average net assets with waiver(2)	10.74%	10.25%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	June 30, 2026	December 31, 2025
Assets:	(Unaudited)
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,242,154,553 and $1,294,556,070, respectively)	$1,113,377,240	$1,203,640,318
Cash and cash equivalents	2,448,931	3,217,449
Receivables:
Receivable for sales of investments	3,427,539	2,821,628
Receivable for paydowns of investments	4,175,599	233,930
Due from investment adviser	616,715	616,715
Dividend receivable	127,702	195,710
Interest receivable	8,072,629	8,608,563
Prepaid expenses and other assets	333,323	41,446
Total Assets	$1,132,579,678	$1,219,375,759

Liabilities:
Credit facilities (net of deferred financing costs of $4,214,139 and $5,030,068, respectively) (Note 6)	$394,543,192	$414,438,758
Notes (net of deferred financing costs of $1,540,292 and $1,609,420, respectively) (Note 6)	301,949,233	302,075,353
Payables:
Payable for investments purchased	12,972,955	20,366,967
Distributions payable	11,994,008	13,442,214
Management fee payable	1,826,659	2,129,141
Incentive fee payable	1,719,824	1,866,531
Accrued other general and administrative expenses	1,420,277	933,623
Total Liabilities	$726,426,148	$755,252,587

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 30,743,081 and 31,260,963 as of June 30, 2026 and December 31, 2025, respectively issued and outstanding	$30,743	$31,261
Additional paid-in capital	587,969,410	593,643,044
Total distributable earnings (accumulated deficit)	(181,846,623)	(129,551,133)
Total Net Assets	$406,153,530	$464,123,172
Total Liabilities and Net Assets	$1,132,579,678	$1,219,375,759
Net Asset Value Per Common Share	$13.21	$14.85

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of June 30, 2026 and December 31, 2025, the Company had an aggregate of $21.5 million and $21.5 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of June 30, 2026 and December 31, 2025, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$25,816,102	$30,023,842	$50,915,028	$59,843,505
Dividend income	358,221	481,501	779,355	1,055,837
Payment-in-kind interest income	373,693	801,918	804,654	1,309,768
Other income	748,261	369,659	1,013,954	682,089
Total investment income from non-controlled, non-affiliated investments	27,296,277	31,676,920	53,512,991	62,891,199
Total Investment Income	27,296,277	31,676,920	53,512,991	62,891,199

Expenses:
Incentive fees	1,719,824	1,940,079	3,295,972	3,782,785
Interest expense	10,643,607	12,576,374	21,226,424	25,546,131
Management fees	1,826,658	2,233,077	3,759,546	4,566,752
Professional fees	283,305	251,376	596,908	564,108
Directors fees	37,397	37,397	74,383	74,384
Other general and administrative expenses	744,236	797,088	1,481,858	1,602,359
Total Expenses	15,255,027	17,835,391	30,435,091	36,136,519
Less: Management fee waiver (Note 3)	—	—	—	—
Net expenses	15,255,027	17,835,391	30,435,091	36,136,519
Net Investment Income (Loss)	12,041,250	13,841,529	23,077,900	26,754,680

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(3,328,686)	(5,745,139)	(14,003,112)	(11,639,632)
Total net realized gains (losses)	(3,328,686)	(5,745,139)	(14,003,112)	(11,639,632)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(262,380)	(926,414)	(37,861,570)	(16,334,283)
Total net change in unrealized gains (losses)	(262,380)	(926,414)	(37,861,570)	(16,334,283)
Total realized and unrealized gains (losses)	(3,591,066)	(6,671,553)	(51,864,682)	(27,973,915)

Net Increase (Decrease) in Net Assets Resulting from Operations	$8,450,184	$7,169,976	$(28,786,782)	$(1,219,235)

Per Common Share Data:
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.27	$0.22	$(0.93)	$(0.04)
Weighted Average Common Shares Outstanding - Basic and Diluted	31,001,278	32,349,999	31,093,997	32,475,330

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

On January 22, 2024, PSBD completed its initial public offering (the "IPO"). Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. Palmer Square BDC Advisor LLC (the "Investment Advisor"), however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
New investments:
Gross investments	$72,369,299	$92,361,724	$181,731,937	$196,684,831
Less: sold investments	(109,836,385)	(133,281,726)	(189,776,072)	(277,651,090)
Total new investments	(37,467,086)	(40,920,002)	(8,044,135)	(80,966,259)

Principal amount of investments funded:
First-lien senior secured debt investments	$66,369,299	$84,724,520	$169,659,493	$182,160,770
Second-lien senior secured debt investments	6,000,000	4,990,000	8,500,000	4,990,000
Corporate bonds	—	1,998,573	1,000,000	1,998,573
Collateralized securities and structured products - debt	—	—	1,406,500	—
Common stock	—	50,158	1,165,944	6,937,015
Preferred Stock	—	598,473	—	598,473
Total principal amount of investments funded	72,369,299	92,361,724	181,731,937	196,684,831

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$100,883,564	$125,479,304	$168,641,466	$263,482,677
Second-lien senior secured debt investments	3,211,746	5,032,501	8,796,380	8,236,495
Corporate bonds	728,826	2,005,000	1,740,076	2,005,000
Collateralized securities and structured products - debt	4,614,100	—	9,807,265	2,900,000
CLO Equity	398,149	764,921	790,885	1,026,918
Total principal amount of investments sold or repaid	$109,836,385	$133,281,726	$189,776,072	$277,651,090

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Number of new investment commitments	21	23	62	46
Average new investment commitment amount	$3,252,928	$3,145,736	$2,438,895	$3,513,716
Weighted average maturity for new investment commitments	5.31 years	5.16 years	5.48 years	5.27 years
Percentage of new debt investment commitments at floating rates	98.90%	100.00%	99.50%	100.00%
Percentage of new debt investment commitments at fixed rates	1.10%	0.00%	0.50%	0.00%
Weighted average interest rate of new investment commitments(1)	8.26%	8.93%	7.82%	8.75%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.65%	4.56%	4.27%	4.38%
Weighted average interest rate on long-term investments sold or paid down	8.17%	8.65%	8.12%	8.47%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate determined by reference to the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).